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                                                                   Exhibit 10(s)

                         MARSHALL & ILSLEY CORPORATION
                        1993 EXECUTIVE STOCK OPTION PLAN


1.  PURPOSE OF THE PLAN.

         The purpose of the Plan is to promote the best interests of Marshall & Ilsley Corporation and its shareholders by providing key employees of Marshall & Ilsley Corporation and its Subsidiaries with an opportunity to acquire a proprietary interest in Marshall & Ilsley Corporation thereby providing a stronger incentive for them to put forth maximum effort for the continued success and growth of Marshall & Ilsley Corporation. In addition, the opportunity to acquire a proprietary interest in Marshall & Ilsley Corporation will aid in attracting and retaining key personnel.

2.  DEFINITIONS.

         Unless the context otherwise requires, the following terms shall have the meanings set forth below:

         (a) "Cause" shall mean the discharge of an Employee on account of fraud or embezzlement against the Company or its Subsidiaries or serious and wilful acts of misconduct detrimental to the business of the Company or its Subsidiaries or their reputations.

         (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Committee of the Board of Directors constituted as provided in Paragraph 4 of the Plan.

         (d) "Company" shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

         (e) "Employees" shall mean those individuals who are full-time employees of the Company or its Subsidiaries, from among whom the Committee may select the holders of Options.

         (f) "Holder" shall mean an Employee to whom an Option has been granted.

         (g) "Incentive Stock Option" shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.
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         (h)  "Market Price" shall mean the closing sale price of a Share on the NASDAQ National Market System as reported in the Midwest Edition of the Wall Street Journal, or such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

         (i) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Nonstatutory Stock Option" shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code.

         (k) "Option" shall mean an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

         (l) "Option Agreement" shall mean the agreement between the Company and an Employee whereby an Option is granted to such Employee.

         (m) "Parent" shall mean a parent corporation of the Company as defined in Section 424(e) of the Code.

         (n) "Plan" shall mean the 1993 Executive Stock Option Plan of the Company.

         (o) "Share" or "Shares" shall mean the $1.00 par value Common Stock of the Company.

         (p) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

         (q) "Triggering Event" shall mean any of the following: (A) the commencement by any person or group of persons, other than the Company or a Subsidiary, of a tender or exchange offer for twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company; (b) the acceptance by the Board of Directors of the Company of, or the public recommendation by the Board that the stockholders of the Company accept, an offer from any person or group of persons, other than the Company or a Subsidiary, to acquire twenty-five percent (25%) or more of either the outstanding shares of the common stock of the Company or the consolidated assets of the Company; (c) the acquisition, by any person or group of persons, of the beneficial ownership or the right to acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company (the term "group" and "beneficial ownership" as used in this paragraph having the meanings assigned thereto in Section 13(d) of the 1934 Act and the regulations promulgated there-


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under); or (d) the Company (or any Subsidiary or Subsidiaries in the aggregate representing at least 25% of the consolidated assets of the Company), shall have entered into an agreement with any person, or any person shall have filed a draft or final application or notice with the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency or any other federal or state regulatory agency for approval, to (i) merge or consolidate with, or enter into any similar transaction with, the Company or such Subsidiary, in which the Company or Subsidiary is not the survivor (ii) purchase, lease or otherwise acquire all or substantially all of the assets of the Company or such Subsidiary or (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) or otherwise hold or own, securities representing twenty-five percent (25%) or more of the voting power of the Company or such Subsidiary.

3.  SHARES RESERVED UNDER PLAN.

         The aggregate number of Shares which may be issued or sold under the Plan shall not exceed 3,000,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 12 hereof. Any Shares subject to an Option which expires or terminated for any reason (whether by voluntary surrender, lapse of time, termination of employment or otherwise) and is unexercised as to such Shares may again be the subject of an Option under the Plan. The Holder of an Option shall be entitled to the rights and privileges of ownership with respect to the Shares subject to the Option only after actual purchase and issuance of such Shares pursuant to exercise of all or part of an Option. No Employee shall be eligible to receive Options for Shares aggregating more than 600,000 of the Shares reserved under the Plan during the term of the Plan, subject to adjustment as provided in Paragraph 12 hereof.

4.  ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee. The Committee shall consist of not less than three members of the Board of Directors of the Company and shall be so constituted as to permit the Plan to comply with Rule 16b-3 under the 1934 Act, as such rule is currently in effect or as hereafter modified or amended ("Rule 16b-3"), Section 162(m) of the Code, or any successor rule or other statutory or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.





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         (b)  The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the Employees to whom and the time or times at which Options shall be granted, the number of Shares to be subject to each Option, and the extent to which Options may be exercised in installments; to interpret the Plan; to prescribe, amend, and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective Option Agreements; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee's determination of the foregoing matters shall be conclusive and binding on the Company, all Employees, all Holders, and all other persons.

5.  ELIGIBILITY.

         Only Employees shall be eligible to receive Options under the Plan.
In determining the Employees to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Committee in its discretion shall deem relevant. An Employee who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine. The Company shall effect the granting of Options under the Plan by execution of Option Agreements in such form as shall be approved by the Committee. No Option may be granted under the Plan to any person who is then a member of the Committee.

6.  OPTIONS:  GENERAL PROVISIONS.

         (a) Types of Options. Options to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option (as described in Paragraph 7) or a Nonstatutory Stock Option. An Option Agreement executed pursuant to this Plan may include both an Incentive Stock Option and a Nonstatutory Stock Option. An Option Agreement executed pursuant to this Plan shall in no event provide for the grant of a tandem Option, wherein two Options are issued together and the exercise of one affects the right to exercise the other.

         (b) Option Exercise Price. The per share exercise price of the Shares under each Option granted pursuant to this Plan shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value per share on the date of grant of such Option. The fair market value per Share on





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the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

         (c) General Exercise Period. No Option granted under this Plan shall provide for its exercise earlier than six (6) months from its date of grant. The Committee may, in its discretion, (i) require that a Holder be employed by the Company or a Subsidiary for a designated number of years prior to the exercise by the Holder of any Option or portion of an Option granted under this Plan or (ii) impose additional restrictions on exercise of any Option. The Committee may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Holder, subject only to the terms of this Plan. Any of the foregoing requirements or limitations subsequently may be reduced or waived by the Committee in its discretion, unless such reduction or waiver is prohibited by the Code or other applicable law.

         (d) Vesting. If an Option Agreement provides that a Holder must be employed by the Company or a Subsidiary for a designated period before an Option becomes exercisable, such Option will become immediately exercisable upon the occurrence of a Triggering Event.

         (e) Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash or in Shares held by the Holder for more than six months. If the Employee elects to pay all or a part of the exercise price in Shares, such Employee may make such payment by delivering to the Company a number of Shares already owned by the Employee equal in value to the exercise price. All Shares so delivered shall be valued at their Market Price on the date delivered.

7.  INCENTIVE STOCK OPTIONS.

         This Paragraph sets forth the special provisions that govern Incentive Stock Options granted under this Plan.

         (a) Maximum Calendar Year Grant to Any Employee. The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under this Plan (and under all other plans of the Company or any Parent or Subsidiary qualifying under Section 422 of the Code) shall not exceed $100,000 per Employee, and/or any other limit as may be prescribed by the Code from time to time.

         (b) Grant and Exercise Period. No Incentive Stock Option shall (i) be granted after ten (10) years from the date this Plan





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is adopted by the Company's Board of Directors, or (ii) be exercisable after the expiration of ten (10) years from its date of grant. Every Incentive Stock Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

8.  TERMINATION OF EMPLOYMENT.

         (a) Any Holder whose employment with the Company or a Subsidiary is terminated due to retirement on such Holder's normal retirement date (as defined in the M&I Retirement Growth Plan or any successor thereto) or due to early retirement with the consent of the Committee shall have one (1) year from the date of such termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, provided, however, that no Incentive Stock Option shall be exercisable subsequent to ten
(10) years after its date of grant; and provided, further, that on the date of termination of employment, the Holder then had a present right to exercise such Option.

         (b) Any Holder whose employment with the Company or a Subsidiary is terminated due to disability (as defined in Section 22(e)(3) of the Code) shall have one (1) year from the date of termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant; and provided, further, that on the date of termination of employment, the Holder then had a present right to exercise such Option.

         (c) In the event of the death of a Holder while in the employ of the Company or a Subsidiary, any Option theretofore granted to such Holder shall be exercisable:

                 (1) For one (1) year after the Holder's death, but in no event later than ten (10) years from its date of grant in the case of an Incentive Stock Option;

                 (2) Only by the personal representative, administrator or other representative of the estate of the deceased Holder or by the person or persons to whom the deceased Holder's right under the Option shall pass by will or the laws of descent and distribution; and

                 (3) Only to the extent that the deceased Holder would have been entitled to exercise such Option on the date of the Holder's death.





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         (d)  If a Holder's employment is terminated for a reason other than those specified above, the Holder shall have three (3) months from the date of termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject thereto, provided, however, that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant; and provided, further, that on the date of termination of employment, the Holder then had a present right to exercise such Option. Notwithstanding the foregoing, (i) if a Holder's employment is terminated for Cause, to the extent an Option is not effectively exercised prior to such termination, it shall lapse immediately upon termination and (ii) if a Holder's employment is terminated in anticipation of, or as a result of, a Triggering Event which results in a transaction which will be accounted for using the pooling of interests accounting method, any Holder who is an executive officer for purposes of Section 16(b) of the 1934 Act shall have the greater of (a) six (6) months and (1) day or (b) ten (10) business days following the release of 30 days of combined results of the Company and any acquiring company, to exercise any Option granted hereunder as to all or part of the Shares subject thereto.

         (e) The Committee may in its sole discretion increase the periods permitted for exercise of an Option following a termination of employment as provided in Subparagraphs 8(a), (b), (c), and (d), above if allowable under applicable law; provided, however, in no event shall an Incentive Stock Option be exercisable subsequent to ten (10) years after its date of grant.

         (f) The Plan shall not confer upon any Holder any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any Holder's employment at any time.

9.  TRANSFERABILITY.

         (a) Except as provided in this Paragraph 9, Options granted to a Holder under this Plan shall be not transferable and during the lifetime of the Holder shall be exercisable only by the Holder. A Holder shall have the right to transfer the Options granted to such Holder upon such Holder's death, either by the terms of such Holder's will or under the laws of descent and distribution, subject to the limitations set forth in Paragraph 8 above, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Holder if still alive, except as otherwise expressly provided herein or as determined by the Committee.





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         (b)  An Option Agreement may provide that Options are transferable to members of a Holder's immediate family, to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. For purposes of the preceding sentence, "immediate family" shall mean a Holder's children, grandchildren and spouse.

10.  EXERCISE.

         An Option Agreement may provide for exercise of its respective Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 8, above, no Option may be exercised unless the Holder is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. An Option shall be exercisable by a Holder's giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Holder of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

11.  SECURITIES LAWS.

         Each Option Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws.

12.  ADJUSTMENT PROVISIONS.

         If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of Shares outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, without receiving consideration therefor in money, services or property, the number of Shares then remaining subject to or available for Options, including Shares as to which Options have been granted but which remain unexercised and Shares reserved for Options, shall be appropriately adjusted by the Company's Board of Directors upon the recommendation of the Committee, subject to the express terms and conditions of this Plan. The limitation on the number of Options for shares which may be awarded to any Employee contained in Paragraph 3 hereof shall be adjusted in the same manner.





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         Subject to any required action by the Company's shareholders, if the
Company shall be a party to any merger or consolidation in which the Company is not the surviving corporation or any other transaction or series of transactions which has a reasonable likelihood or a purpose of causing the Shares to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association, or registered under Section 12 of the 1934 Act, each outstanding Option shall pertain to and apply to the securities which a Holder of the number of Shares subject to the Option would have been entitled to receive pursuant to such transaction, with any such adjustment in the exercise price as the Committee shall deem appropriate. A dissolution of the Company or a sale of all or substantially all of the assets and property of the Company shall cause each outstanding Option to terminate forthwith; provided, however, that the Holders of outstanding Options may exercise such Options to the extent exercisable immediately prior to such dissolution or sale.

13.  TIME OF GRANTING.

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company and no action taken by the Committee shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed by and on behalf of the Company.

14.  TAXES.

         The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any Option under the Plan, and the Company may defer making delivery with respect to Shares obtained pursuant to exercise of any Option, until arrangements satisfactory to it have been made with respect to any such withholding obligations. An Employee exercising a Nonstatutory Stock Option may, at his election, satisfy his obligation for payment of withholding taxes either by having the Company retain a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Employee having an aggregate Market Price on the date the Shares are delivered equal to the amount of the withholding tax.





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15.  EFFECTIVENESS OF THE PLAN.

         The Plan shall become effective, upon approval of the Company's Compensation Committee and the Board of Directors on December 16, 1993, subject to ratification of the Plan by the vote of the holders of a majority of Shares present or represented and entitled to vote at an annual or special meeting thereof duly called and held.

16.  TERMINATION AND AMENDMENT.

         Unless the Plan shall theretofore have been terminated as hereinafter provided, no Incentive Stock Option hereunder shall be granted after December 15, 2003. The Plan may be terminated, modified or amended by the affirmative vote of the holders of a majority of the Shares of the Company present, or represented, and entitled to vote at a meeting of the shareholders of the Company. The Board of Directors of the Company may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, unless otherwise permitted under the federal securities laws, without further approval of the shareholders of the Company, adopt any amendment to the Plan which would cause the Plan to no longer comply with Rule 16b-3, or any successor rule or other regulatory requirements. No termination, modification or amendment of the Plan may, without the consent of the Holder, adversely affect the rights of such Holder under an outstanding Option then held by the Holder.

17.  RULE 16b-3.

         (a) It is intended that the Plan meet all of the requirements of Rule 16b-3. If any provision of the Plan would disqualify the Plan, or would not comply with Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3.

         (b) Any election by an Employee subject to Section 16 of the 1934 Act, pursuant to Paragraph 6(e) or 14 hereof, may be made only during such times as permitted by Rule 16b-3 and may be disapproved by the Committee at any time after the election.





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